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                                                                      Exhibit 12

                         MARRIOTT INTERNATIONAL, INC.
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                         ($ in millions, except ratio)


                                                                    Twenty-four
                                                                    weeks ended
                                                                   June 16, 2000
                                                                   -------------

Income before income taxes                                              $349
Loss/(income) related to equity method investees                           3
                                                                        ----
                                                                         352


Add/(deduct):
  Fixed charges                                                           96
  Interest capitalized                                                   (18)
  Distributed income of equity method investees                            0

                                                                        ----
Earnings available for fixed charges                                    $430
                                                                        ====

Fixed charges:
  Interest expensed and capitalized (1)                                  $68
  Estimate of interest within rent expense                                28
                                                                        ----

Total fixed charges                                                      $96
                                                                        ====

                                                                        ----
Ratio of earnings to fixed charges                                       4.5
                                                                        ====


(1) "Interest expensed and capitalized" includes amortized premiums, discounts and capitalized expenses related to indebtedness.